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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934


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       Date of Report (Date of earliest event reported): October 19, 2006



                             ADEPT TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)




        Delaware                       0-27122                  94-2900635
(State or other jurisdiction    (Commission file number)     (I.R.S. Employer
      of incorporation)                                   Identification Number)


          3011 Triad Drive                                        94550
           Livermore, CA                                        (Zip Code)
(Address of principal executive offices)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (925) 245-3400

                                      None
          (Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01.      Other Events.


Adept Technology, Inc. ("Adept") has been informed orally by Crosslink Capital Partners ("Crosslink") that Crosslink believes Adept made misrepresentations regarding its financial statements relating to periods after June 2005 in the Purchase Agreement, dated June 9, 2006, entered into in connection with Adept's $10.0 million private placement of common stock to Crosslink

On October 18, 2006, Charles Finnie, a director of Adept designated by Crosslink and general partner of Crosslink, contacted the Chairman of the Board of Directors, Michael Kelly, and requested that the Chairman speak with Gary Hromadko, venture partner of Crosslink.

On October 19, 2006, Mr. Hromadko contacted Mr. Kelly and orally informed him of Crosslink's beliefs stated above and requested unspecified compensation for the alleged misrepresentations.

Adept cannot estimate the amount of compensation that Crosslink may request. Adept's Board has reviewed Crosslink's beliefs and request. The Board Chairman has informed Crosslink that it does not intend to offer any compensation to Crosslink.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ADEPT TECHNOLOGY, INC.



Date: October 23, 2006                  By:/s/Steven L. Moore
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                                           Steven L. Moore
                                           Vice President of Finance, Chief
                                           Financial Officer